Exhibit d.4.a

FORM OF FIRST AMENDMENT

TO SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of the 4th day of June, 2019, amends that certain Subadvisory Agreement effective November 2, 2016, (the “Agreement”) among Virtus Equity Trust (the “Trust”), a Delaware statutory trust on behalf of its series Virtus Strategic Allocation Fund and Virtus Tactical Allocation Fund (the “Series”), Virtus Investment Advisers, Inc., a Massachusetts corporation (the “Adviser”) and Kayne Anderson Rudnick Investment Management, LLC, a California limited liability company (the “Subadviser”) as follows:

1.	Virtus Strategic Allocation Fund is hereby removed as a Series to the Agreement and all references to Virtus Strategic Allocation Fund are hereby deleted from the Agreement.

2.	Schedule F is hereby deleted and Schedule F attached hereto is substituted in its place to reflect the Subadviser’s management of the domestic equity portion and international equity portion only of the Series.

3.	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

4.	This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

VIRTUS EQUITY TRUST

By:
Name: W. Patrick Bradley
Title: Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS INVESTMENT ADVISERS, INC.

By:
Name: Francis G. Waltman
Title: Executive Vice President

ACCEPTED:

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:
Name: Jeannine Vanian
Title: Chief Operating Officer

SCHEDULE F

SERIES

Virtus Tactical Allocation Fund (domestic equity portion and international equity portion only)